FIRST SECURITY BENEFIT LIFE INSURANCE
AND ANNUITY COMPANY OF NEW YORK(SM)

                                   ELITEDESIGNS(SM) VARIABLE ANNUITY APPLICATION

QUESTIONS? CALL OUR SERVICE CENTER AT 1-800-888-2461.

INSTRUCTIONS

Complete the entire form to establish a new EliteDesigns(SM) Variable Annuity Contract. Please type or print.

1.   CHOOSE TYPE OF ANNUITY CONTRACT

Please select the annuity type:[ ] Non-Qualified  [ ] 403(b) TSA [ ] Roth IRA
                               [ ] SEP            [ ] SIMPLE     [ ] Traditional
                                                                     IRA

Initial Contribution $__________________

FOR IRAS ONLY: Current Year $_______   Prior Year $________   Rollover $________

2.   PROVIDE ANNUITANT INFORMATION

Name of Annuitant___________________________________________ [ ] Male [ ] Female
                 First            MI              Last
Mailing Address_________________________________________________________________
               Street Address                   City      State       ZIP Code

Residential Address_____________________________________________________________
(if different from mailing address)    Street Address    City    State  ZIP Code

Social Security Number/Tax I.D. Number_______________  Date of Birth____________
                                                                    (mm/dd/yyyy)

Daytime Phone Number__________________ Home Phone Number________________________

3.   PROVIDE CONTRACTOWNER INFORMATION
[ ]  Same as Annuitant

Name of Contractowner_______________________________________ [ ] Male [ ] Female
                     First            MI              Last

Mailing Address_________________________________________________________________
               Street Address                 City            State     ZIP Code

Residential Address_____________________________________________________________
(if different from mailing address) Street Address        City    State ZIP Code

Social Security Number/Tax I.D. Number__________________Date of Birth___________
                                                                    (mm/dd/yyyy)

Daytime Phone Number_____________________   Home Phone Number___________________

4.   PROVIDE JOINT OWNER INFORMATION

Name of Joint Owner__________________________________________[ ] Male [ ] Female
                   First             MI    Last

Mailing Address_________________________________________________________________
               Street Address                          City      State  ZIP Code

Residential Address_____________________________________________________________
(if different from mailing address) Street Address        City    State ZIP Code

Social Security Number/Tax I.D. Number__________________Date of Birth___________
                                                                    (mm/dd/yyyy)

Daytime Phone Number_____________________  Home Phone Number____________________

5.   PROVIDE PRIMARY AND CONTINGENT BENEFICIARY(IES)

For additional Primary Beneficiaries, please attach a separate list to the end of this application.

PRIMARY BENEFICIARY NAME       DOB (MM/DD/YYYY)     RELATIONSHIP TO OWNER      % OF BENEFIT
-------------------------------------------------------------------------------------------
1.
-------------------------------------------------------------------------------------------
2.
-------------------------------------------------------------------------------------------
3.
-------------------------------------------------------------------------------------------
4.
-------------------------------------------------------------------------------------------

For additional Contingent Beneficiaries, please attach a separate list to the end of this application.

CONTINGENT BENEFICIARY NAME   DOB (MM/DD/YYYY)      RELATIONSHIP TO OWNER      % OF BENEFIT
-------------------------------------------------------------------------------------------
1.
-------------------------------------------------------------------------------------------
2.
-------------------------------------------------------------------------------------------


6.   PROVIDE REPLACEMENT INFORMATION

Do you currently have any existing annuity or insurance policies? [ ] Yes [ ] No

Does this proposed contract replace or change any existing annuity or insurance policy? [ ] Yes [ ] No

If yes, please list the following for all life insurance or annuity contracts to be replaced:

    CURRENT CARRIER NAME                CONTRACT/POLICY NUMBER
-----------------------------       --------------------------------
-----------------------------       --------------------------------
-----------------------------       --------------------------------
-----------------------------       --------------------------------

7.   CHOOSE OPTIONAL RIDERS AND WITHDRAWAL CHANGE SCHEDULE

YOU MUST SELECT ONE OF THE WITHDRAWAL CHARGE SCHEDULES BELOW.

[ ]  0-Year Withdrawal Charge Schedule

[ ]  5-Year Withdrawal Charge Schedule

YOU MAY SELECT ONE OR MORE OF THE FOLLOWING RIDERS.(1)

[ ]  Credit Enhancement Rider at 3%.

[ ] Return of Premium Death Benefit Rider. (Available for purchase by Owners age 80 or less)

(1) Applicant may but is not required to select one or more of the optional riders.

8.   INDICATE INVESTMENT DIRECTIONS

Please indicate your investment preferences below. Please use whole percentages totaling 100%

_____% AIM V.I. Capital Appreciation       _____% PIMCO VIT Total Return
_____% AIM V.I. International Growth       _____% RVT CLS AdvisorOne Amerigo
_____% AIM V.I. Mid Cap Core Equity        _____% RVT CLS AdvisorOne Berolina
_____% DireXion Dynamic VP HY Bond         _____% RVT CLS AdvisorOne Clermont
_____% Dreyfus VIF International Value     _____% Rydex VT Absolute
_____% Federated Fund for                         Return Strategies
       U.S. Government Securities II       _____% Rydex VT Banking
_____% Federated High Income Bond II       _____% Rydex VT Basic Materials
_____% Fidelity(R) VIP Contrafund(R)       _____% Rydex VT Biotechnology
_____% Fidelity(R) VIP Growth              _____% Rydex VT Commodities
       Opportunities                       _____% Rydex VT Consumer Products
_____% Fidelity(R) VIP Index 500           _____% Rydex VT Dynamic Dow
_____% Fidelity(R) VIP Investment          _____% Rydex VT Dynamic OTC
       Grade Bond                          _____% Rydex VT Dynamic Russell 2000(R)
_____% Neuberger Berman                    _____% Rydex VT Dynamic S&P 500
       AMT Guardian                        _____% Rydex VT Dynamic
_____% Neuberger Berman                           Strengthening Dollar
       AMT Partners                        _____% Rydex VT Dynamic
_____% Oppenheimer Main Street                    Weakening Dollar
       Small Cap Fund(R)/VA                _____% Rydex VT Electronics
_____% PIMCO VIT Low Duration              _____% Rydex VT Energy
_____% PIMCO VIT Real Return               _____% Rydex VT Energy Services
_____% PIMCO VIT StocksPLUS(R)             _____% Rydex VT EP Aggressive
       Growth and Income                   _____% Rydex VT EP Conservative



_____% Rydex VT EP Moderate                _____% Rydex VT OTC
_____% Rydex VT Europe Advantage           _____% Rydex VT Precious Metals
_____% Rydex VT Financial Services         _____% Rydex VT Real Estate
_____% Rydex VT Government Long            _____% Rydex VT Retailing
       Bond Advantage                      _____% Rydex VT Russell
_____% Rydex VT Health Care                       2000(R) Advantage
_____% Rydex VT Hedged Equity              _____% Rydex VT Sector Rotation
_____% Rydex VT Internet                   _____% Rydex VT Small Cap Growth
_____% Rydex VT Inverse Dynamic Dow        _____% Rydex VT Small Cap Value
_____% Rydex VT Inverse                    _____% Rydex VT Technology
       Government Long Bond                _____% Rydex VT Telecommunications
_____% Rydex VT Inverse Mid Cap            _____% Rydex VT Transportation
_____% Rydex VT Inverse OTC                _____% Rydex VT U.S. Government
_____% Rydex VT Inverse Russell 2000(R)           Money Market
_____% Rydex VT Inverse S&P 500            _____% Rydex VT Utilities
_____% Rydex VT Japan Advantage            _____% SBL Global
_____% Rydex VT Large Cap Growth                  (OppenheimerFunds, Inc.)
_____% Rydex VT Large Cap Value            _____% SBL Small Cap Value
_____% Rydex VT Leisure                           (Wells Capital Management
_____% Rydex VT Mid Cap Advantage                 Incorporated)
_____% Rydex VT Mid Cap Growth             _____% Van Kampen LIT Government
_____% Rydex VT Mid Cap Value              _____% Wells Fargo Advantage
_____% Rydex VT Multi-Cap Core Equity             Opportunity VT
_____% Rydex VT Nova                       MUST TOTAL 100%


9.   SALARY INFORMATION

PLEASE COMPLETE THIS SECTION ONLY IF YOU ARE CONTRIBUTING THROUGH SALARY REDUCTION AND/OR DEDUCTION.

Contribution Amount (select all that apply):

[ ]  Pre-tax Qualified Contribution of $_____per year or ______% per pay period.

[ ]  After-tax Roth Contribution of $_____per year or _______% per pay period.

Beginning:____________________Please skip the following month(s):_______________
          Date (mm/dd/yyyy)

Will your employer match contributions?   [ ] Yes   [ ] No

Employer Name___________________________________________________________________

Mailing Address_________________________________________________________________
               Street Address             City            State         ZIP Code

Billing Statement Address_______________________________________________________
(if different from above)Street Address          City        State     ZIP Code

10.  STATEMENT OF UNDERSTANDING

I have been given a current prospectus that describes the Contract for which I am applying and a current prospectus for each of the funds underlying Investment Options above. I UNDERSTAND THAT ANNUITY PAYMENTS AND WITHDRAWAL VALUES, IF ANY, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE INVESTMENT OPTIONS ARE VARIABLE AND DOLLAR AMOUNTS ARE NOT GUARANTEED and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk.

If my annuity contract qualifies under Section 403(b), I declare that I know:
(1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer's Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to FSBL under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, FSBL will be liable only for the return of the amount paid.

[ ] Check this box to receive a Statement of Additional Information.

11. PROVIDE SIGNATURE

My signature below indicates the information provided within the application is accurate and true, including my tax identification number.

TAX IDENTIFICATION NUMBER CERTIFICATION

INSTRUCTIONS: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); AND (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; AND (3) I am a U.S. Person (including a U.S. Resident Alien).

THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISION OF THIS DOCUMENT OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.

X____________________________________________________  _________________________
 Signature of Owner               Date (mm/dd/yyyy)       Signed at (City/State)

X_______________________________________________________________________________

Signature of Joint Owner          Date (mm/dd/yyyy)

REGISTERED REPRESENTATIVE/DEALER INFORMATION

Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?

[ ] No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in Statement above. I have complied with the requirements for disclosure and/or replacement by enclosing a completed and signed Definition of Replacement and leaving a copy of the form with the applicant.

[ ] Yes. If yes, please enclose a completed and signed (i) Disclosure Statement;
(ii) Important Notice form; and (iii) Incoming Funds Transfer form. The agent is required to leave with the applicant a copy of the Disclosure Statement and Important Notice form. Also, if an Application Supplement is applicable (for selecting the dollar cost averaging or asset allocation option), please enclose a completed and signed Application Supplement as well.



Comments:_______________________________________________________________________
________________________________________________________________________________

Print Name of Representative____________________________________________________

X_______________________________________________________________________________
Signature of Representative                                    Date (mm/dd/yyyy)

Address_________________________________________________________________________
       Street Address                      City            State       ZIP Code

Daytime Phone Number_____________________________Email Address__________________

Representative License I.D. Number___________________________________

Print Name of Broker/Dealer_____________________________________________________

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver's license or other identifying documents.


Mail to: First Security Benefit Life Insurance and Annuity Company of New York
       o Administrative Office o PO Box 750497 o Topeka, KS 66675-0497 or

                             Fax to: 1-785-368-1772

                   Visit us online at www.securitybenefit.com